Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)       ☐

BNY MIDWEST TRUST COMPANY
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification Number)

2 North LaSalle Street
Suite 1020
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

John C. Hitt, Jr.
Chapman and Cutler
111 West Monroe Street
Chicago, Illinois 60603
(312) 845-3000
(Agent for Service)

Dura Operating Corp.
(Exact name of obligor as specified in its charter)

Delaware	38-2961431
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

c/o Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan	48309
(Address of principal executive offices)	(Zip code)

Dura Automotive Systems, Inc.
(Exact name of obligor as specified in its charter)

Delaware	38-3185711
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

4508 IDS Center
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip code)

Additional Obligors listed on Exhibit 10 attached hereto.

8 5/8% Senior Notes due 2012, Series B
(Title of the indenture securities)

SIGNATURE
Purchase Agreement
Articles of Incorporation
Articles of Amendment of the Articles of Incorp.
By-laws
Articles of Incorporation
Articles of Amendment of the Articles of Incorp.
By-Laws
Supplemental Indenture
Registration Rights Agreement
Opinion of Kirkland & Ellis LLP
Opinion of Dickinson Wright PLLC
Opinion of Frost Brown Todd LLC
Opinion of Frost Brown Todd LLC
Opinion of Kirkland & Ellis LLP
Statement re: Computation of Ratios
Subsidiaries of Parent
Consent of Deloitte & Touche LLP
Power of Attorney
Statement of Eligibility of Trustee
Form of Letter of Transmittal
Form of Notice of Guaranteed Delivery
Form of Tender Instructions

Item 1. General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies	500 E. Monroe Street
of the State of Illinois	Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits.

1.	A copy of Articles of Incorporation of BNY Midwest Trust Company as now in effect. (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

2,3.	A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

4.	A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Act. (Incorporated by reference to Exhibit 6 of the Form T-1 filed under Registration Statement No. 333-07623 filed August 2, 2002.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit B)

8.	Not applicable.

9.	Not applicable.

10.	Other Obligors.

SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 9th day of January, 2004.

BNY MIDWEST TRUST COMPANY

By	/s/ Roxane Ellwanger

Name: Roxane Ellwanger
Title: Assistant Vice President

Exhibit 7

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60606

     Including the institution’s domestic and foreign subsidiaries completed as of the close of business on September 30, 2003, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

	ASSETS		THOUSANDS OF DOLLARS
1.	Cash and Due from Depository Institutions		37,638
2.	U.S. Treasury Securities		-0-
3.	Obligations of States and Political Subdivisions		-0-
4.	Other Bonds, Notes and Debentures		-0-
5.	Corporate Stock		-0-
6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises		786
7.	Accounts Receivable		4,071
8.	Other Assets
	(Itemize amounts greater than 15% of Line 9)
	Deferred Expenses	44
	Prepaid Expenses	34
	Accrued Interest Receivable-Intercompany	12

10.	TOTAL ASSETS		129,384

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies
CONSOLIDATED REPORT OF CONDITION
OF
BNY Midwest Trust Company
209 West Jackson Boulevard
Suite 700
Chicago, Illinois 60606

	LIABILITIES		THOUSANDS OF DOLLARS
11.	Accounts Payable		5
12.	Taxes Payable		- 0 -
13.	Other Liabilities for Borrowed Money		25,425
14.	Other Liabilities
	(Itemize amounts greater than 15% of Line 9)
	Taxes Payable to Parent Company	5,618
	Reserve for Taxes	3,991	10,117
15.	TOTAL LIABILITIES		35,547
	EQUITY CAPITAL
16.	Preferred Stock		- 0 -
17.	Common Stock		2,000
18.	Surplus		62,130
19.	Reserve for Operating Expenses		- 0 -
20.	Retained Earnings (Loss)		24,707
21.	TOTAL EQUITY CAPITAL		93,837
22.	TOTAL LIABILITIES AND EQUITY CAPITAL		129,384

I, Keith A. Mica, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Keith A. Mica (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 29th day of October, 2003

My Commission expires February 25, 2007.

/s/ Ines M. Soriano, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Charmaine Humphrey	(212) 437-5528

Name	Telephone Number (Extension)

Staff Accountant Title

chumphrey@bankofny.com email

Exhibit 10

OTHER OBLIGORS

     Each of the following Guarantors (as defined in the Indenture) have jointly and severally guaranteed the Dura Operating Corp.’s payment obligations under the Indenture:

Exact Name of Additional Obligors*	Jurisdiction of	I.R.S. Employer
	Formation	Identification No.

Adwest Electronics, Inc.	Delaware	38-3223055

Atwood Automotive, Inc.	Michigan	38-2112709

Atwood Mobile Products, Inc.	Illinois	38-4224203

Creation Group, Inc.	Indiana	35-1891884

Creation Group Holdings, Inc.	Indiana	35-1965518

Dura Automotive Systems Cable Operations, Inc.	Delaware	38-3383557

Dura Automotive Systems of Indiana, Inc.	Indiana	35-1188181

Dura G.P	Delaware	38-3638092

Mark I Molded Plastics of Tennessee, Inc.	Tennessee	62-1109669

Universal Tool & Stamping Company Inc.	Indiana	35-0797817

     * The address for each of the additional Obligors is c/o Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309. The primary standard industrial classification number for each of the additional Obligors is 3714.